UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

Solar Park Initiatives, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-143672	80-0189455
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

100 W. Main Street
Suite 200
Kingstree, SC 29556
 (Address of principal executive offices)

(904) 644-6090
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Solar Park Initiatives, Inc. (the “Company” or “Solar Park”) has provided the following updates on recent press releases:

2-23-11	Solar Park Initiatives Inc. Acquires Solar EOS Inc.

Update:   Solar Park opened its Solar EOS school in May 2011 with a graduating class in July 2011.  There were 13 students who enrolled and worked through eight weeks of the program.  Currently, Solar Park is planning on setting up two to three more Solar EOS training centers in Tennessee and North Carolina.

12-14-10	Solar Park Initiatives Inc. Announces Funding Letter of Intent for $11.6 million on 3 Megawatts of Projects

Update:  Solar Park has been able to continue its progress on 2MW’s of the above 3MW’s of projects initiated with this LOI.  One project was lost due to timing of project development, since these projects do take many months to complete.

12-2-10	Solar Park Initiatives Inc. Announces 7 Megawatt Solar Park in California

Update:  Solar Park has not been able to maintain the development process on this project due to the difficulty of obtaining site control and funding.

11-29-10	Solar Park Initiatives Inc. Signs Joint Venture with Canadian Renewable Energy Company

Update:  Solar Park had continued development of this JV and associated projects into early 2011, but had to reduce its efforts in Canada and focus on its efforts in the United States.  The Ontario market is still a viable market for projects although timing for the Provincial Ontario Tariffs have been illusive due to significant requirement of upfront application funding.   Although there is no guarantee, Solar Park intends revisiting this market by 2nd quarter 2012.

10-12-10	Solar Park Initiatives Inc. Signs Letter of Intent to build up to 1 Gigawatt Solar Park in California

Update:   Solar Park continues to work on this project and its development process.  Although several funding groups have shown interest there is a long way to complete this project and Solar Park is maintaining its role as a partner to assist in this development.

9-27-10	Solar Park Initiatives Inc. Signs Letter of Intent to Build California Solar Park

Update:   After working with the land owner in California and meeting with local City officials in California through January of 2011, the City who would have been the off-taker of power declined the project proposal and Solar Park was not able to complete this project.  The landowner and Solar Park are still considering alternative off-takers of energy in other markets, but the development process for this project has been on hold.

9-20-10	Solar Park Initiatives Inc. Signs Definitive Agreements of Intent to Complete Acquisition of Maple Leaf Renewables Group Inc.

Update:   This was completed in September, 2010 and Solar Park has benefited from several follow on project developments including the 1GW Solar Park project in California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR PARK INITIATIVES, INC.

Date: November 1, 2011	By:	/s/ David J. Surette
David J. Surette
Chief Executive Officer & Chief Financial Officer

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